EXHIBIT  10


April 24, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:      Exhibit 10, Form N-1A
                  Calvert Variable Series, Inc.
                  File Numbers 811-3591, 2-80154


Ladies and Gentlemen:

         As counsel to Calvert Variable Series, Inc., it is my opinion, based upon an examination of the articles of incorporation, amendments, restatements and by-laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-effective Amendment No. 41 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this Opinion of Counsel with the Securities and Exchange Commission as an exhibit to the Fund's Post-Effective Amendment No. 41 to its Registration Statement.


Sincerely,

//S/Ivy Wafford Duke
Ivy Wafford Duke
Associate General Counsel